GENERAL SEMICONDUCTOR, INC.


           $172,500,000 5.75% Convertible Subordinated Notes Due 2006


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 2, 2001

                                       to

                                    INDENTURE

                          Dated as of December 14, 1999

                           --------------------------

                          The Bank of New York, Trustee

                ------------------------------------------------


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                  FIRST SUPPLEMENTAL INDENTURE, dated as of November 2, 2001
(the "First Supplemental Indenture"), among General Semiconductor, Inc., a Delaware corporation (the "Company"), Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), and The Bank of New York, a New York banking corporation, as Trustee under the Indenture referred to below (the "Trustee").

                  WHEREAS, the Company and the Trustee executed an Indenture, dated as of December 14, 1999 (the "Indenture"), in respect of $172,500,000 in aggregate principal amount of 5.75% Convertible Subordinated Notes due 2006 (the "Notes"); and

                  WHEREAS, the Company has entered into an agreement and plan of merger dated as of July 31, 2001, among the Company, Vishay and Vishay Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Vishay ("Vishay Acquisition"), pursuant to which Vishay Acquisition will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Vishay (the "Merger"); and

                  WHEREAS, upon consummation of the Merger, each share of the Company's common stock will be exchanged for 0.563 of a share of Vishay common stock; and

                  WHEREAS, pursuant to Section 13.6 of the Indenture, the Company and Vishay, as the issuer of common stock into which, following the Merger, the Notes will become convertible, are required to enter into a supplemental indenture with the Trustee to provide for the issuance of Vishay common stock upon conversion of the Notes;

                  WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

                  WHEREAS, for all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE ONE
                           AMENDMENTS TO THE INDENTURE

                  Section 1.1 Continuation of Conversion Privilege Following the Merger. The Holder of each Security outstanding shall have the right to convert such Security only into the amount of shares of Vishay common stock, par value $.10 per share ("Vishay Common Stock"), receivable upon consummation of the Merger by a holder of the number of shares of the Company's common stock issuable upon conversion of such Security immediately prior to the Merger, subject, however, to the provisions of Article XIII.

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                  Section 1.2. Definitions. (a) The definition of "Common Stock"
in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

                  "Common Stock" means the common stock, par value $.10 per share, of Vishay or as such stock may be reconstituted from time to time."

                  (b) The following definition of "Vishay" is hereby added to
Section 1.1 of the Indenture.

                  "Vishay" means Vishay Intertechnology, Inc., a Delaware corporation."

                  Section 1.3 Conversion Price. Section 13.4 of the Indenture is hereby amended in its entirety to read as follows:

                  "CONVERSION PRICE.

                  The conversion price per share of Common Stock issuable upon conversion of the Securities (as such price may be adjusted, herein called the "Conversion Price") shall initially be $27.62 (which reflects a conversion rate of 36.2058 shares of Common Stock per $1,000 in principal amount of Securities)."

                  Section 1.4 Provision of Stock. Section 13.9 of the Indenture is hereby amended in its entirety to read as follows:

                  "VISHAY TO PROVIDE STOCK.

                  Vishay shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided that nothing contained in this Section 13.9 shall be construed to preclude Vishay from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of Vishay.

                  If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, Vishay covenants that it will in good faith and as expeditiously as possible use its reasonable efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.9 shall be deemed to limit in any way the obligations of the Company or Vishay provided in this Article XIII.

                  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, Vishay will take all corporate action which may, in the Opinion of Counsel, be necessary in order that Vishay may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price. Vishay covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by Vishay and free of preemptive rights."



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                  Section 1.5 Other. All of the provisions of Article XIII shall continue in full force and effect as amended by this First Supplemental
Indenture.

                  Section 1.6 Amendment to the Notes. Section 11 of the Notes is hereby amended in its entirety to read as follows:

                  "Subject to the provisions of the Indenture, as amended, the Holders have the right to convert the principal amount of the Notes into fully paid and nonassessable shares of Common Stock of Vishay at an office or agency maintained for such purpose as provided in the Indenture, as amended, at the initial conversion price per share of Common Stock of Vishay of $27.62 (which reflects a conversion rate of approximately 36.2058 shares of Common Stock of Vishay per $1,000 in principal amount of Notes), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture upon surrender of the Note to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Note."



                                   ARTICLE TWO

                                  MISCELLANEOUS

                  Section 2.1 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

                  Section 2.2 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  Section 2.3 Successors and Assigns. All agreements of the Company in this First Supplemental Indenture shall bind its successors and assigns. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns.

                  Section 2.4 Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 2.5 Effectiveness and Operativeness. The provisions of this First Supplemental Indenture shall become effective, immediately upon the execution and delivery by the Trustee of this First Supplemental Indenture. However, the amendments provided for in Article I of this First Supplemental Indenture shall be operative if and only if the consummation of the Merger shall occur.



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                  Section 2.6 Trustee's Disclaimer. Except for the first recital contained herein, the recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                  Section 2.7 Vishay. Vishay is executing this First Supplemental Indenture solely for the purpose of satisfying Section 13.6 of the Indenture and not for any other purpose.


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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first written above.


                      GENERAL SEMICONDUCTOR, INC.


                      By: /s/ Avi D. Eden
                         ---------------------------
                             Name: Avi D. Eden
                             Title: Vice Chairman and Executive Vice President

                      VISHAY INTERTECHNOLOGY, INC.


                      By: /s/ Avi D. Eden
                         ---------------------------
                             Name: Avi D. Eden
                             Title: Vice Chairman and Executive Vice President

                      THE BANK OF NEW YORK,
                      as trustee


                      By: /s/ Julie Salovitch-Miller
                         ---------------------------
                             Name: Julie Salovitch-Miller
                             Title: Vice President